UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549 - 1004


                                  FORM 8-K



                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) June 5, 2001


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                          MacDermid, Incorporated

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           (Exact name of registrant as specified in its charter)

      Connecticut                0-2413                   06-0435750
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   (State or other          (Commission                (I.R.S. Employer
    jurisdiction of          File Number)               identification No.)
    incorporation or
    organization)

            245 Freight Street, Waterbury, Connecticut       06702
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          (Address of principal executive offices)         (Zip Code)


     Registrant's telephone number, including area code (203) 575-5700
                                                        --------------


                                    None

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       (Former name or former address if changed since last report.)

Item 9. Regulation FD Disclosure.


     As used herein, the terms "we" and "MacDermid" refer to MacDermid, Incorporated and its subsidiaries on a consolidated basis, unless the context requires otherwise. When we refer to any of our historical fiscal years (including "fiscal 2001") herein, we refer to the twelve month period ended March 31 of such year.

     We issued the press release attached hereto as Exhibit 99 on June 1, 2001. In connection with the proposed private placement of securities discussed in the attached press release, the following information will be utilized:

Competitive Strengths

     Market Leadership. We have significant market share and a top three position worldwide in many of our product lines in Advanced Surface Finishes and Graphic Arts. Our leadership is due in large part to our global presence, with facilities in 23 countries, and our ability to support our customers by providing them with a high level of service and local access. In both printed circuit board chemistries and metal and plastic finishing chemistries, we are among the top three providers worldwide, with a major presence in North America, Europe and Southeast Asia. We are a leading supplier of flexographic and offset printing consumables and systems worldwide and we are the leader in high resolution, high speed, wide format photo-realistic digital printing.

     High Value-Added Specialty Products. We currently hold more than 190 non-expired U.S. patents and 448 non-expired foreign patents for our product formulations. We work closely with our customers to develop specialized, high value-added products that are tailored to suit their needs, and we continually invest in research and development to refine and improve the performance of our products in our customers' operations. Our product formulations generally represent a small portion of the total cost of our customers' finished products but are critical to enhancing the performance of these products, improving the efficiency of our customers' manufacturing processes and reducing their total costs. Our emphasis on customized solutions has helped us establish and maintain customer loyalty. These factors enable us to achieve consistent, attractive profit margins while adding value for our customers.

     Low Fixed Cost Structure and Stable Cash Flows. We have consistently generated positive cashflow due to our high margin and differentiated product portfolio, our diverse and global customer base, our focus on minimizing fixed costs and our low capital spending requirements. We generate revenues from thousands of customers in North America, Europe and Asia, not one of which accounted for more than 5% of our net sales in fiscal 2001. We continually evaluate opportunities to eliminate overhead and minimize fixed costs, and we formulate our proprietary products using a wide variety of chemicals which provides us with stable material costs. No single raw material accounted for more than 5% of our raw materials costs for fiscal 2001. Our emphasis on providing customers with tailored solutions has helped us establish and maintain strong customer loyalty. Our ability to blend proprietary formulations with raw materials from third parties enables us to make relatively low capital expenditures in comparison to our cashflows from operations.

     Established and Proven Infrastructure. The combination of our global presence, strong commitment to research and development, dedication to customer service and broad range of specialty products provides us with an established and proven infrastructure that we believe uniquely positions us to be a worldwide leader in our major businesses. In printed circuit board chemistries, we are one of the few producers with the worldwide infrastructure necessary to deliver the products and the level of technical service necessary to meet the needs of our transnational customers. In metal and plastic finishing chemistries, we have the established technical sales and service force necessary to compete successfully. In the graphic arts business, our significant investments in research and development have produced market leading products.

     Experienced Management Team with Significant Equity Ownership. Our senior management team is led by Dan Leever, our Chairman and Chief Executive Officer, who has over 18 years of experience at MacDermid. Mr. Leever has been the driving force behind our streamlining efforts over the past several years, and his management team has successfully integrated more than 14 acquisitions over the past 10 years. Our senior management team has on average 15 years of experience in the specialty chemical market or other similar industrial fields. Furthermore, our directors, management and employees own 16.9% of our stock on a fully diluted basis, thereby aligning their interests with those of our shareholders.

Business Strategy

     Our strategy is to maximize cash flow by building our core businesses, actively managing our business portfolio and vigorously pursuing operational efficiencies.

     Build Our Core Businesses. We believe that we can capitalize on our technical capabilities, strong customer relationships, in-depth end-use application know-how and industry knowledge to generate incremental revenue by pursuing the following opportunities:

     o Extend Product Breadth: We expect to extend many of our product offerings through the development or acquisition of related formulations. In our Advanced Surface Finishes group, we recently launched a variety of newly developed products including Sterling(R), a new process for enhancing the ability to effectively solder components to printed circuit boards.

     o Develop New End-Use Applications: We intend to expand our product offerings by modifying existing formulations to meet new end-use applications. For example, we recently launched our Chemidize(R) product line, which is used to treat aluminum aircraft bodies prior to painting in order to improve paint adhesion.

     o Continue to Grow Internationally with Our Customers: We expect to continue to grow internationally with our existing multinational customers as they continue to penetrate emerging regions. In early 2000, we completed construction of a new manufacturing facility in China to service customers there and in other areas of Asia. We also expect to enter into strategic alliances in areas where we can utilize our relationships to serve both current and new customers.

     Actively Manage Business Portfolio. We have organized our businesses by the end-use applications we serve and we continually evaluate opportunities to optimize our business portfolio. The diversity of end-use applications for our products provides growth opportunity from product-line extensions and insulation from industry-specific disruptions. This also allows us to efficiently allocate resources to those businesses that address industries with the most attractive prospects.

     Pursue Operational Efficiencies. We continuously focus on opportunities to reduce operating expenses through consolidation, rationalization and acquisition integration. For example, we completed a comprehensive cost savings and restructuring program in fiscal 2001 that we expect to result in annual savings of approximately $15 million beginning over the next twelve months. Our ability to reduce costs provides us with funds for growth and investment and enhances our competitiveness.

Selected Consolidated Historical Financial Data

     The following table sets forth selected consolidated historical financial data for the periods set forth below. You should read this data in conjunction with the information set forth in our consolidated financial statements, the related notes and the other financial information included in our annual report for fiscal 2001 filed on Form 10-K.

                                                             FISCAL YEAR ENDED MARCH 31,
                                                             ---------------------------
                                                  1997          1998         1999          2000         2001
                                                  ----          ----         ----          ----         ----
                                                            (IN THOUSANDS, EXCEPT RATIOS)

STATEMENT OF EARNINGS DATA:
Net sales...............................      $440,297      $528,567     $612,801      $758,080     $794,776
Costs and expenses......................
   Cost of sales........................       227,350       270,606      317,668       399,144      440,226
   Selling, technical and administrative       138,942       155,182      176,385       224,726      230,057
   Amortization of intangibles,
      primarily goodwill................         8,777         9,999       12,330        17,563       20,641
   Merger-related costs.................            --            --           --         7,617        1,473
   Restructuring costs..................            --            --           --            --        6,663
   Impairment charge....................            --            --           --            --        4,800
   Write-off of acquired R&D............            --        10,495           --            --           --
                                               -------       -------      -------       -------      -------
                                               375,069       446,282      506,383       649,050      703,860
                                               -------       -------      -------       -------      -------
Operating profit........................        65,228        82,285      106,418       109,030       90,916
Other income (expense), net.............         (275)         (739)        2,688         (935)      (2,735)
                                               -------       -------      -------       -------      -------
Earnings before interest and taxes......        64,953        81,546      109,106       108,095       88,181
Net interest expense....................      (18,036)      (22,237)     (25,639)      (31,043)     (33,244)
Income Taxes............................      (18,319)      (27,920)     (27,841)      (27,932)     (20,133)
Extraordinary charge(1).................            --       (1,322)           --       (3,762)           --
                                               -------       -------      -------       -------      -------
Net earnings............................       $28,598       $30,067      $55,626       $45,358      $34,804
                                               =======       =======      =======       =======      =======


OTHER FINANCIAL DATA:
Depreciation............................       $12,523       $12,892      $14,522       $18,895      $22,193
EBITDA (before certain costs and
   expenses)(2).........................        86,253       114,932      135,958       152,170      143,951
EBITDA (before certain costs and
   expenses) margin(2)(3)...............         19.6%         21.7%        22.2%         20.1%        18.1%
Capital expenditures(4).................       $11,669       $14,158      $20,036       $24,039      $22,437
Ratio of earnings to fixed charges(5)...         3.57x         3.40x        4.22x         3.13x        2.58x


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(1)  Extraordinary charges result from debt refinancing in the case of fiscal 1998 and the early retirement of debt associated with the PTI, Inc. acquisition in the case of fiscal 2000.

(2) EBITDA (before certain costs and expenses) represents earnings before interest, taxes, depreciation, amortization and extraordinary charge and is presented before the effect of certain other costs and expenses. For fiscal 1998, we have added back a non-cash charge attributable to write-off of acquired R&D of $10,495, which represents write-off of acquired R&D in connection with PTI Inc.'s acquisition of NAPP Systems, Inc. For fiscal 2000 and fiscal 2001, we have added back the cash charges attributable to merger-related costs of

        $7,617 and $1,473, respectively, resulting primarily from the acquisition of PTI, Inc. For fiscal 2001, we have added back a cash charge attributable to restructuring costs of $6,663 resulting primarily from severance of management and office support redundancies. For fiscal 2001, we have also added back a non-cash impairment charge of $4,800 primarily resulting from our domestic printed circuit board manufacturing activities. EBITDA (before certain costs and expenses) is not a measure of operating income, operating performance or liquidity under GAAP. We include EBITDA (before certain costs and expenses) data because we understand such data are used by certain investors to determine our historical ability to service our indebtedness. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income (as determined in accordance with GAAP) as an indicator of MacDermid's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. In addition, it should be noted that companies calculate EBITDA differently and therefore EBITDA (before certain costs and expenses) as presented for MacDermid may not be comparable to EBITDA reported by other companies. EBITDA (before certain costs and expenses) may not be indicative of historical operating results, and we do not mean it to be predictive of future results of operations or cash flows. You should also see the statements of cash flows contained within the historical consolidated financial statements that are included in our annual report for fiscal 2001 or Form 10-K.

(3) EBITDA (before certain costs and expenses) as a percentage of net sales.

(4) Capital expenditures excludes acquisitions and dispositions of businesses and proceeds from the disposition of fixed assets.

(5) For purposes of computing this ratio, earnings consist of earnings before taxes on income and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issue costs and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. The ratio of earnings to fixed charges plus preferred dividends for fiscal 1997 and fiscal 1998 was 3.24 to 1.0 and 3.36 to 1.0, respectively. In fiscal 1998, we redeemed all of our outstanding redeemable preferred stock.

Differences between EBITDA (before certain costs and expenses) for fiscal 2000 and fiscal 2001


     The difference between EBITDA (before certain costs and expenses) of approximately $144.0 million for fiscal 2001 and approximately $152.2 for fiscal 2000 can be attributed to the cumulative effect of the following: a decrease of approximately $2.6 million in the EBITDA (before certain costs and expenses) of a our Graphic Arts segment for fiscal 2001 as compared to fiscal 2000, an increase of approximately $3.7 million in the EBITDA (before certain costs and expenses) of our Advanced Surface Finishes segment for fiscal 2001 as compared to fiscal 2000, a decrease of approximately $7.1 million in EBITDA (before certain costs and expenses) for fiscal 2001 as compared to fiscal 2000 attributable to the net effect of acquisitions and divestures, a decrease of approximately $6.1 million in EBITDA (before certain costs and expenses) for fiscal 2001 as compared to fiscal 2000 attributable to foreign currency translation, an increase of approximately $3.0 million in EBITDA (before certain costs and expenses) for fiscal 2001 as compared to fiscal 2000 attributable to restructuring savings achieved in fiscal 2001, and an increase of approximately $0.9 million in EBITDA (before certain costs and expenses) for fiscal 2001 as compared to fiscal 2000 attributable to other reasons.


Eurocir

     The purchase and sale agreement under which we acquired our 60% interest in Eurocir S.A. includes a put-and-call arrangement for the remaining 40% interest that expires after the fifth anniversary of the closing date the acquisition. The additional purchase price is based on a multiple of 6 (in the case of a put to us) or 8 (in the case of a call by us) times average annual earnings from operations before interest, taxes on earnings, depreciation and amortization, less the outstanding debt of Eurocir S.A. We acquired our interest in Eurocir S.A. and one printed circuit board manufacturing facility in the United States in order to further develop our proprietary ViaTek(R) system, which we may license.


Sales

     In fiscal 2001, sales to our customers in the electronics industry (including sales by our Electronics Manufacturing group) and the automotive industry represented approximately 30% and 14%, respectively, of our total sales. In fiscal 2001, we generated approximately 50% of our sales in foreign currency and we incurred approximately 50% of our total costs in foreign currency.


Forward-Looking Statements

     This current report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. The statements contained in this current report that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.


     We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions, in this current report to identify forward-looking statements. These forward- looking statements are made based on our management's expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: cyclicality in our customers' end-use markets; acquisitions and dispositions; environmental liabilities; changes in general economic, business and industry conditions; changes in current advertising, promotional and pricing levels; changes in political and social conditions and local regulations; foreign currency fluctuations; inflation; significant litigation; changes in sales mix; competition; disruptions of established supply channels; degree of acceptance of new products; difficulty of forecasting sales at various times in various markets; and the availability, terms and deployment of capital.


     All of our forward-looking statements should be considered in light of these factors. We undertake no obligation to update our forward-looking statements to reflect new information, future events or otherwise.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              MacDermid, Incorporated
                                                   (Registrant)





Date:  June 5, 2001                           /s/ Gregory M. Bolingbroke
                                              -------------------------------
                                              Title: Vice President
                                                     Treasurer and Controller